Exhibit 99.1

Contact: Ramses Erdtmann Vice President of Finance Phone: 408-215-3325

Pharmacyclics Reports Fourth Quarter and
Fiscal 2009 Financial Results

- Company to Host Conference Call at 4:30 p.m. EDT Today -

SUNNYVALE, CA, September 17, 2009 -- Pharmacyclics, Inc. (Nasdaq: PCYC) today reported financial results for its fourth quarter and fiscal year ended June 30, 2009.  During the fourth quarter of fiscal 2009 Pharmacyclics incurred a GAAP net loss of $5.4 million, or $0.20 per share, compared to a net loss of $4.6 million, or $0.18 per share for the fourth quarter of fiscal 2008.

Total non-GAAP net loss for the quarter was $4.2 million in 2009 versus $4.2 million in 2008. The adjustments in the fourth quarter 2009 included share-based compensation expense of $0.4 million; non-cash expenses for interest expense of $0.3 million; and the non recurring French withholding tax payment of $0.6 million. The adjustments in the fourth quarter 2008 included share based compensation of $0.5 million.

Pharmacyclics also reported financial results for the fiscal year ended June 30, 2009. The GAAP net loss reported for the fiscal year ended June 30, 2009 was $23.5 million, or $0.88 per share. This compares to a net loss of $24.3 million, or $0.93 per share, for fiscal year 2008.

Total non-GAAP net loss for the fiscal year was $18.1 million versus $22.0 million for fiscal 2008, approximately 18% below the prior year. The adjustments for fiscal 2009 included a $1.0 million non-recurring payment to Celera Corporation in March 2009 associated with the Servier Collaboration Agreement; share-based compensation expense of $3.3 million, of which $1.8 million related to severance agreements; non-cash interest expense for a loan to an affiliate of Robert W. Duggan of $0.5 million which was recognized for GAAP purposes at higher rates than the actual paid out rate; and the non-recurring French Withholding tax payment of $0.6 million. The adjustments in 2008 included share-based compensation of $2.3 million.

As of September 1, 2009 the company had approximately $35.0 million in cash and cash equivalents and no long term debt. Additionally, during fiscal 2010 the company has the contracted right to perform research activities and to receive $1.0 million on October 1, 2009 and $1.0 million on April 1, 2010 from Servier and expects to receive $1.3 million in payments for drug shipments in the second half of fiscal 2010.

At June 30, 2009, the company had cash, cash equivalents and marketable securities totaling $16.3 million. This compares to $16.8 million in cash, cash equivalents and marketable securities as of June 30, 2008. Subsequent to June 30, 2009, the company raised, in the recent rights offering, $28.0 million, net of approximately $0.8 million in offering costs. Pharmacyclics’ Chairman and CEO, Robert W. Duggan, participated in the offering to the approximate amount of $6.1 million; he was not permitted to oversubscribe. In August of 2009 the company’s long term obligation with an affiliate of Robert W. Duggan of $6.4 million was retired.

During fiscal 2009 the company received a $6.4 million loan from an affiliate of its CEO & Chairman, Robert W. Duggan. The loan’s stated interest rate was on average 2.5%. Due to the below market interest rate of the loan, the rate had to be adjusted under GAAP to a fair market rate which was accounted for as a loan discount. This discount was amortized to interest expense during fiscal 2009 resulting in non-cash interest expense of approximately $0.3 million in the fourth quarter and approximately $0.5 million for the fiscal year 2009. The accrued interest expense to be paid out, based on the stated rate, for the $6.4 million loan was approximately $0.1 million.

Fiscal 2010 Guidance

With our currently planned clinical trial programs the patient/trial related expenses are expected to increase by as much as $4.0 million year over year, from currently $3.5 to approximately $7.5 million. This assumes more than 100% increase in patient enrollment in our trials. Furthermore our toxicology & pharmacology expenses are expected to increase by approximately $1.3 million year over year, from currently $1.3 million to approximately $2.6 million. Drug manufacturing expenses for fiscal 2010 are planned to increase by approximately $1.0 million year over year, from currently $2.3 million to $3.3 million. The company’s G&A expenses are anticipated to decrease by about 5-7% year over year, from currently $8.5 million to approximately $8.0 million. Pharmacyclics expects total operating expenses before share-based compensation to be between $23.0 to $25.0 million for fiscal 2010. The company anticipates share-based compensation expense to be about $1.5 - $2.0 million for the upcoming fiscal year versus $3.3 million in fiscal 2009.

Due to the deferral of the Servier payments and the anticipated recognition over a two year period, Pharmacyclics projects total revenue of between approximately $7.0 – $10.0 million in fiscal 2010. This amount includes the estimated amortization of the deferred Servier license payment, the amortized projected drug shipment to Servier and the amortized receipt of research payments from Servier.

Financial projections involve a high level of uncertainty due to, among other factors, the variability involved in predicting requirements of early stage research programs and clinical trials, the potential for entering into partnering arrangements or strategic collaborations, the timing of U.S. Food and Drug Administration (FDA) decisions and share-based compensation expense.

“This last year has been very meaningful for Pharmacyclics. We put in place a new board of directors, a new management team and a very accomplished and supportive advisory board. After reorganizing the focus of the company and aligning our clinical drug programs, we signed a very important partnership for the company in our fourth quarter with Servier, the largest private French Biotech firm, and received immediately $11.0 million with an additional $4.0 million in future research payments and $2.0 million in future product purchases. Together with these payments over the next two years and our most recent rights offering of $28.8 million and the equity raised during this spring of $1.4 million, the new team at Pharmacyclics is responsible for generating more than $45.0 million in new capital.” said Robert W. Duggan, Chairman of the Board and Chief Executive Officer. “We now have the funds to progress our four clinical programs in a meaningful way and continue to advance these novel product candidates.”

Recent and Upcoming Milestones and Program Updates

•
Raised approximately net $28.0 million in a July 2009 rights offering.  This financing gave all existing share holders the opportunity to participate in the company’s fund raising. After retiring its loan obligation the rights offering provided net approximately $21.6 million in cash.

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Partnered PCI-24781, Pharmacyclics’ oral HDAC inhibitor, with Servier, granting exclusive licensing for all ex-U.S. markets and providing the company with a royalty on future sales, plus $11.0 million in up front payments, $4.0 million in research payments during the next 24 months as well as potential milestone payments of $24.5 million. PCI -24781 is currently in a U.S. Phase I/II study in patients with Non-Hodgkin’s lymphoma and continues to have a class leading safety profile. PCI-24781 was well tolerated in heavily pretreated patients with relapsed/refractory Non-Hodgkin’s lymphoma, with promising clinical responses in the Phase I portion of the trial. Data will be presented at the December 2009 ASH meeting in New Orleans. Servier, Pharmacyclic’s European partner, is in the process of arranging their EU trial program, including an initial Phase I and several different Phase II’s.

•
PCI-34051, Pharmacyclics’ HDAC 8 Inhibitor, is currently in preclinical studies, and is planned to be developed as a unique treatment modality for autoimmune disorders. The company is anticipating further results and to conclude its preclinical work by calendar year 2010.

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PCI-0120, Motexafin Gadelinium (MGd) is currently tested in two NCI sponsored Phase II studies. Both have extended survival as their endpoint and both completed the patient enrollment. The aggregation of the study results are dependent upon the NCI. For its pediatric pontine glioma trial Pharmacyclics is expecting results in the first half of calendar 2010. The other Phase II study in which MGd was tested in patients with newly diagnosed glioblastoma in combination with temazolamide and radiation, Pharmacyclics is expecting survival results in calendar 2011.

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PCI-27483, a potent small molecule inhibitor of coagulation Factor VIIa, is projected to begin a multicenter Phase I/II study before the end of calendar 2009 in patients with locally advanced pancreatic cancer with gemcitabine therapy. The company has recently received FDA clearance to move ahead with this trial.

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PCI-32765, the company’s BTK inhibitor, is currently in a Phase I trial in patients with relapsed or refractory surface immunoglobulin positive B-cell Non-Hodgkin’s Lymphoma (including SLL/CLL). The trial design allows for six dosing cohorts. The enrollment is anticipated to be completed during Q2 of calendar 2010, with full trial results expected in the second half of calendar 2010. At this time, the Company does not believe that all six dosing cohorts will be necessary to conclude this Phase I study.

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An IND has been filed in August for PCI-32765 with the Allergy and Immunology Division, to allow Pharmacyclics to start a healthy volunteers study in patients with seasonal allergic rhinitis. Subject to FDA approval the company anticipates completing this study in the first half of calendar 2010.

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A series of BTK inhibitors are being further pre-clinically developed for autoimmune diseases. Pharmacyclics anticipates to have an optimized molecule for first in man clinical trials by year end of calendar 2010.

Conference Call and Webcast Details

The Company will hold a conference call today at 4:30 p.m. EDT to discuss fiscal 2009 year-end financial results and achievements and fiscal 2010 guidance. To participate in the conference call, please dial 866-642-7062 for domestic callers and 706-643-1591 for international callers and use the reference conference pass-code: 30472935. To access the live audio broadcast or the subsequent archived recording, log on to http://ir.pharmacyclics.com/events.cfm. The archived version of the webcast will be available on the company's website for one month.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, and includes operating and other expenses adjusted to exclude certain non-cash and non-recurring expenses. These measures are not in accordance with, or an alternative for generally accepted accounting principles, or GAAP, and may be different from non-GAAP financial measures used by other companies. Among the items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures that we present are: non-cash interest expense associated with the loan from an affiliate of Robert W. Duggan; employee related non-cash expenses; the withholding tax related to the Servier transaction and the non-recurring payment to Celera in accordance with the Servier transaction. We believe the presentation of non-GAAP financial measures provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators we use as a basis for evaluating operational performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. To the extent this release contains historical non-GAAP financial measures, we have also provided corresponding GAAP financial measures for comparative purposes.

About Pharmacyclics

Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of immune mediated disease and cancer. The purpose of the company is to create a profitable business by generating income from products it develops, licenses and commercializes, either with one or several potential partners or alone as may best forward the economic interest of its stakeholders. The Company endeavors to create novel, patentable, differentiated products that have the potential to significantly improve the standard of care in the markets it serves. Presently, Pharmacyclics has four product candidates in clinical development and two product candidates in pre-clinical development. It is Pharmacyclics’ business strategy to establish collaborations with large pharmaceutical and biotechnology companies for the purpose of generating present and future income in exchange for adding to their product pipelines. Pharmacyclics strives to generate collaborations that allow it to retain valuable territorial rights and simultaneously fast forward the clinical development and commercialization of its products. The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q.  We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

Pharmacyclics, Inc.
(a development stage enterprise)
Condensed Statements of Operations Fiscal Fourth Quarter 2009
(unaudited) (in thousands, except per share data)

	Three Months Ended June 30
	2009	2008

Revenue
Contract Revenue	-	-
License and Milestone Revenue	-	-
TOTAL REVENUE	-	-

Operating expenses
Research and Development (1)	$3,139	$3,358
General and Administrative (2)	1,372	1,409
TOTAL OPERATING EXPENSES	4,511	4,767

LOSS from OPERATIONS	(4,511)	(4,767)

Interest Expense (3)	(351)	-
Interest Income and other	6	139
Interest and other, net	(345)	139

Loss before provision for income taxes	(4,856)	(4,628)

Provision for income taxes (4)	(550)	-

NET LOSS	$(5,406)	$(4,628)

Basic and diluted net loss per share	$(0.20)	$(0.18)

Shares used to compute basic and diluted net loss per share	27,533	26,008

(1) Includes stock based compensation of $186 in 2009 and $210 in 2008.
(2) Includes stock based compensation of $186 in 2009 and $248 in 2008.
(3) Includes accrued interest expense to be paid out for the loan to an affiliate of Robert W. Duggan ("RWD loan") of $52 and due to its below market interest rate the non-cash GAAP adjustment to a market interest rate of $299.
(4) Represents French Withholding Tax on the $11,000 upfront payment from Servier.

Pharmacyclics, Inc.
(a development stage enterprise)
Condensed Statements of Operations Fiscal Year End 2009
(unaudited) (in thousands, except per share data)

	Twelve Months Ended June 30
	2009	2008

Revenue
Contract Revenue	-	-
License and Milestone Revenue	-	-
TOTAL REVENUE	-	-

Operating expenses
Research and Development (1) (2)	13,954	18,180
General and Administrative (3)	8,474	7,332
Total Operating Expenses	22,428	25,512

LOSS FROM OPERATIONS	(22,428)	(25,512)

Interest Expense (4)	(618)	-
Interest Income and other	149	1,214
Interest and other, net	(469)	1,214

Loss before provision for income taxes	(22,897)	(24,298)

Provision for income taxes (5)	(550)	-

NET LOSS	$(23,447)	$(24,298)

Basic and diluted net loss per share	$(0.88)	$(0.93)

Shares used to compute basic and diluted net loss per share	26,570	25,989

(1) Includes a one time payment of $1,000 to Celera Corporation as part of the Servier License Agreement.
(2) Includes stock based compensation of $738 in 2009 and $961 in 2008, as well as cash severance expenses of $150 in 2009 and $150 in 2008.
(3) Includes stock based compensation of $2,555 in 2009 and $1,299 in 2008, as well as cash severance expenses of $759 in 2009 and $207 in 2008.
(4) Includes accrued interest expense to be paid out for the RWD loan of $69 and due to its below market interest rate the GAAP adjustment to a market interest rate of $549.
(5) Represents French Withholding Tax on the $11,000 upfront payment from Servier.

Pharmacyclics, Inc.
(a development stage enterprise)
Condensed Balance Sheets Fiscal Year End 2009
(unaudited) (in thousands, except per share data)

	June 30, 2009	June 30, 2008

Assets
Cash, cash equivalents and marketable securities*	$16,326	$16,755
Other current assets	1,215	401
Total current assets	17,541	17,156
Property and equipment, net	470	688
Other noncurrent assets	290	523
	$18,301	$18,367

Liabilities and stockholders' equity
Note payable to related party	$6,379	$-
Deferred revenue - current portion	7,025	-
Other current liabilities	1,968	1,851
Total current liabilities	15,372	1,851
Deferred revenue non-current portion	4,603	-
Other long term obligations	67	71
Total Liabilities	20,042	1,922
Stockholder's equity (deficit)	(1,741)	16,445
	$18,301	$18,367

* Marketable securities	$1,792	$4,495

Pharmacyclics, Inc.
(a development stage enterprise)
Reconciliation of selected GAAP measures to non-GAAP measures
Fiscal Fourth Quarter 2009
(unaudited) (in thousands)

Three Months Ended June 30 2009
Reconciliation of selected GAAP measures to non-GAAP measures (1)

	Fiscal Q4	Fiscal Q4
	2009	2008

NET LOSS per GAAP	$(5,406)	$(4,628)

Adjustments
R&D share-based compensation (2)	186	210
G&A share-based compensation (2)	186	248
Interest Adjustment for RWD loan (3)	299	-
Provision for Income Tax (4)	550	-
	1,221	458

NET LOSS per non-GAAP	$(4,185)	$(4,170)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. See also "Use of non-GAAP Financial Measures" in this press release.
(2) All share-based compensation was excluded from the non-GAAP Analysis.
(3) Due to the below market interest rate of the RWD loan, total GAAP interest expense includes non-cash interest expense of $299.
(4) Represents French Withholding Tax on the $11,000 upfront payment from Servier.

Pharmacyclics, Inc.
(a development stage enterprise)
Reconciliation of selected GAAP measures to non-GAAP measures
Fiscal Year End 2009
(unaudited) (in thousands)

Twelve Months Ended June 30 2009
Reconciliation of selected GAAP measures to non-GAAP measures (1)

	12 months 2009	12 months 2008

NET LOSS per GAAP	$(23,447)	$(24,298)

Adjustments
Celera Corporation payment (2)	1,000	-
R&D share-based compensation (3)	738	961
G&A share-based compensation (3)	2,555	1,299
Interest Adjustment for Duggan loan (4)	549	-
Provision for Income Tax (5)	550	-
	5,392	2,260

NET LOSS per non-GAAP	$(18,055)	$(22,038)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. See also "Use of non-GAAP Financial Measures" in this press release.
(2) Celera Corporation was paid per the License Agreement a one time $1,000 payment due to the Servier Partnership.
(3) All share-based compensation was excluded from the non-GAAP Analysis.
(4) Due to the below market interest rate of the RWD loan, total GAAP interest expense included non-cash expense of $549.
(5) Represents French Withholding Tax on the $11,000 upfront payment from Servier.

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